UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2006

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On October 16, 2006, Benchmark Electronics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pemstar Inc., a Minnesota corporation (“Pemstar”), and the Company’s wholly owned subsidiary, Autobahn Acquisition Corp., a Minnesota corporation (“Sub”), whereby Sub will merge with and into Pemstar (the “Merger”), with Pemstar surviving the Merger as a wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of Pemstar not owned by the Company, Pemstar or Sub will be converted into the right to receive 0.16 of a share of common stock, par value $0.10 per share, of the Company.  The Merger Agreement contains customary anti-dilution provisions in the event of a stock split, stock dividend, special cash dividend or similar event.

It is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.  Consummation of the Merger is subject to closing conditions that include, among others, (i) approval of the Merger by Pemstar’s shareholders and (ii) expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains certain termination rights for each of Pemstar and the Company and further provides that, upon termination of the Merger Agreement under circumstances described in more detail in the Merger Agreement, Pemstar will pay the Company a termination fee of $12 million.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Additional Information

This communication is not a solicitation of a proxy from any security holder of Pemstar Inc. Benchmark Electronics, Inc. intends to file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Pemstar Inc. that also constitutes a prospectus of Benchmark Electronics, Inc., which will be sent to the shareholders of Pemstar Inc. Shareholders are urged to read the proxy statement/prospectus and any other relevant document when they become available, because they will contain important information about Benchmark Electronics, Inc., Pemstar Inc. and the proposed transaction. A definitive proxy statement will be sent to shareholders of Pemstar Inc. seeking approval of the proposed transaction. The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Benchmark Electronics, Inc. upon written request to Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515, or by calling (979) 849-6550, or from Pemstar Inc., upon written request to Pemstar Inc., 3535 Technology Drive, N.W., Rochester, Minnesota 55901, or by calling (507) 280-2385.

Participants in the Proposed Transaction

Benchmark Electronics, Inc., Pemstar Inc. and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Benchmark Electronics, Inc. may be found in its 2005 Annual Report on Form 10-K filed with the SEC on March 13, 2006 and definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on April 12, 2006. Information about the directors and executive officers of Pemstar Inc. may be found in its 2006 Annual Report on Form 10-K filed with the SEC on June 23, 2006 and definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on June 30, 2006. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.                Financial Statements and Exhibits.

(d)               Exhibits

Exhibit 2.1      Agreement and Plan of Merger among Benchmark Electronics, Inc., Autobahn Acquisition Corp. and Pemstar Inc. dated October 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: October 18, 2006	By:	/s/ Cary T. Fu
Cary T. Fu
Chief Executive Officer